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                                                                    Exhibit 23.1


               Consent of Ernst & Young LLP, Independent Auditors

We consent to the use of our report dated November 14, 1997 (except for the first three sentences in the final paragraph of Note 3, as which the date is December 5, 1997), with respect to the consolidated financial statements of Biozhem Cosmeceuticals, Inc., formerly known as Entourage International, Inc., incorporated by reference in the Registration Statement (Form S-8) for the registration of 400,000 shares of its common stock.

                                       /s/ Ernst & Young LLP

Orange County, California
January 7, 1999






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